UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 17, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-12561	36-3601505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 7.01	Regulation FD Disclosure.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX	Exhibit 2.1 – Purchase and Sale Agreement dated as of November 16, 2012 by and among Belden Inc., Carlisle Interconnect Technologies, Inc. and Carlisle Companies Incorporated*

Exhibit 99.1 – News release dated December 17, 2012 titled “Belden Completes Sale of Thermax and Raydex Businesses”

Exhibit 99.2 – Supplemental schedule of quarterly financial data for Thermax and Raydex and reconciliation of non-GAAP measures

Exhibit 99.3 – Unaudited condensed pro forma consolidated financial statements of Belden Inc. as of September 30, 2012, for the nine months ended September 30, 2012 and October 2, 2011 and for the years ended December 31, 2011, 2010 and 2009

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 17, 2012, Belden Inc. (the “Company”) announced that it completed the sale of (i) all of the issued shares of its wholly owned subsidiary Raydex/CDT Limited, a company incorporated in England and Wales, and (ii) substantially all of the assets and liabilities of its unincorporated North American division, Thermax, to Carlisle Interconnect Technologies, Inc., a Delaware corporation (“Carlisle”). A copy of the press release announcing the closing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. This transaction represents the Company’s disposition of its wire and cable business for the commercial and military aerospace markets and certain industrial markets. Pursuant to the Purchase and Sale Agreement dated as of November 16, 2012 by and among the Company, Carlisle and Carlisle Companies Incorporated, a Delaware corporation (the “Purchase Agreement”), the Company received a cash payment of approximately $265 million in exchange for the net assets and shares described above. The purchase price may be subject to further adjustment under the terms of the Purchase Agreement based on refinements to the estimated value of the working capital of the subject businesses.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1. The representations and warranties contained in the Purchase Agreement were made only for purposes thereof and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

Supplemental financial information regarding the divested businesses is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

An unaudited condensed pro forma consolidated balance sheet for the Company as of September 30, 2012 and unaudited pro forma condensed consolidated statements of operations for the nine-month periods ended September 30, 2012 and October 2, 2011 and for the years ended December 31, 2011, 2010 and 2009, each of which give effect to the disposition of assets and shares described in Item 2.01, are attached hereto as Exhibit 99.3 and are incorporated by reference in this Item 9.01. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the sale of the assets and shares described in Item 2.01 had been completed as of such dates.

(d)	Exhibits.

Number	Description

2.1	Purchase and Sale Agreement dated as of November 16, 2012 by and among Belden Inc., Carlisle Interconnect Technologies, Inc. and Carlisle Companies Incorporated*

99.1	News release dated December 17, 2012 titled “Belden Completes Sale of Thermax and Raydex Businesses”

99.2	Supplemental schedule of quarterly financial data for Thermax and Raydex and reconciliation of non-GAAP measures

99.3	Unaudited condensed pro forma consolidated financial statements of Belden Inc. as of September 30, 2012, for the nine months ended September 30, 2012 and October 2, 2011 and for the years ended December 31, 2011, 2010 and 2009

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2012	BELDEN INC. (Registrant)

	By:	/s/ Kevin L. Bloomfield
Name: Kevin L. Bloomfield
Title: Senior Vice President, Secretary and General Counsel